UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):	May 9, 2014

Multimedia Games Holding Company, Inc.
(Exact name of Registrant as Specified in its Charter)

 000-28318
(Commission File Number)

Texas	74-2611034
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

206 Wild Basin Road South, Bldg. B Austin, Texas	78746
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (512) 334-7500

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act 17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)

Joaquin J. Aviles, the Company's Vice President, Technology, has resigned from Multimedia Games Holding Company, Inc. (the "Company") effective as of May 9, 2014.

(e)

Mr. Aviles' Amended and Restated Executive Employment Agreement, dated as of October 31, 2010, with the Company has been terminated and Mr. Aviles and the Company have entered into a Separation and Release Agreement, dated May 9, 2014 (the "Separation Agreement").  Pursuant to the Separation Agreement and in recognition of Mr. Aviles' dedication and service to the Company, Mr. Aviles will be entitled to receive shares of common stock and an amount of cash equal to the amounts that he would have received under the Company's Long Term Incentive Program (“LTIP”) at the end of the LTIP’s current performance cycle, in each case prorated based on the number of days employed during the performance cycle.  Such amounts are based on the Company’s achievement of the maximum performance level as described on the Company’s definitive proxy statement filed on January 10, 2014.  These payments are expected to be made to Mr. Aviles in the Company's fiscal 2014 third quarter.

 SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MULTIMEDIA GAMES HOLDING COMPANY, INC.

Dated: May 13, 2014	By:	/s/ Todd F. McTavish
Todd F. McTavish
Senior Vice President, General Counsel and Corporate Secretary